UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2020

MICROVISION, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34170	91-1600822
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6244 185th Avenue NE, Suite 100

Redmond, Washington 98052

(Address of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code: (425) 936-6847

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	MVIS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On February 4, 2020, MicroVision, Inc. (“the Company”) received formal notification from the Nasdaq Hearings Panel (the “Panel”) had granted the Company’s an extension through June 9, 2020 to evidence compliance with the minimum $1.00 bid price requirement. In order to evidence compliance with the bid price requirement, the Company must evidence a closing bid price of at least $1.00 per share for a minimum of 10 consecutive business days. The Company plans to take steps to timely evidence compliance; however, there can be no assurance that it will be able to do so.

As previously disclosed, on December 12, 2019, the Company received written notice from the Nasdaq Listing Qualifications Staff (the “Staff) indicating that, due to the Company’s continued non-compliance with Nasdaq Listing Rule 5450(a), the Staff had determined to delist the Company’s securities from Nasdaq unless the Company timely requested a hearing before the Panel. The Panel’s decision, dated February 4, 2020, follows the Company’s hearing before the Panel on January 23, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROVISION, INC.

By:	/s/ David J. Westgor
David J. Westgor
Vice President, General Counsel & Secretary

Date: February 6, 2020